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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
     PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                               Prime Retail, Inc.
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             (Exact name of registrant as specified in its charter)

               Maryland                                         52-1836258
--------------------------------------                   -----------------------
    (State of other jurisdiction                              (IRS Employer
          of incorporation)                               Identification Number)

        100 East Pratt Street
 Nineteenth Floor, Baltimore, Maryland                            21202
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(Address of Principal Executive Offices)                       (Zip Code)

                 Securities to be registered pursuant to Section
                                12(b) of the Act:

     Title of each class                           Name of each exchange on
      to be registered                      which each class is to be registered
--------------------------------------      ------------------------------------
COMMON STOCK, $0.01 par value                      NEW YORK STOCK EXCHANGE

8.5% SERIES B CUMULATIVE PARTICIPATING
   CONVERTIBLE PREFERRED STOCK,
   $0.01 par value                                 NEW YORK STOCK EXCHANGE

                 Securities to be registered pursuant to Section
                                12(g) of the Act:

                                      NONE
                                ----------------
                                (Title of Class)


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                               PRIME RETAIL, INC.



ITEM 1:  Description of the Registrant's Securities to be Registered

                  The securities to be registered pursuant to Section 12(b) of the Act are the Registrant's (i) Common Stock, par value $0.01 per share ("Common Stock"), and (ii) 8.5% Series B Cumulative Participating Convertible Preferred Stock, $0.01 par value ("Series B Preferred Stock"). A description of the (i) Common Stock and (ii) Series B Preferred Stock is set forth under the captions "Description of Common Stock" and "Description of Preferred Stock", respectively, in the Prospectus of the Registrant's Registration Statement on Form S-3 (No. 333-29437) (the "Registration Statement") filed by the Registrant with The Securities and Exchange Commission (the "Commission") on June 17, 1997. The description of the Common Stock and Series B Preferred Stock, as set forth in the Registration Statement, is incorporated herein by reference.

ITEM 2:  Exhibits

         (a)      No exhibits are being filed with the Commission.

         (b) The following exhibits are to be filed with the New York Stock Exchange, Inc.:

                  (1). Annual Report on Form 10-K for the year ended December 31, 1996.

                  (2). Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

                  (3). Proxy Statement for 1997 annual meeting of shareholders.

                  (4). Amended and Restated Articles of Incorporation of Prime Retail, Inc. as amended.

                  (5).     Amended and Restated By-Laws of Prime Retail, Inc.

                  (6).     Form of Common Stock Certificate.

                  (7).     Form of Series B Preferred Stock Certificate.

                  (8).     1996 Annual Report to Shareholders.

                               PRIME RETAIL, INC.
                                    SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        PRIME RETAIL, INC.
                                        ------------------
                                           (Registrant)

Date:  August 22, 1997
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                                        By: /s/ Robert P. Mulreaney
                                            ------------------------------
                                        Name:   Robert P. Mulreaney
                                        Title:  Executive Vice President,
                                                Chief Financial Officer
                                                and Treasurer